As filed with the Securities and Exchange Commission on February 27, 1998.

                                               Registration No. 333-____________
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933
                             ---------------------

                             QUANTA SERVICES, INC.
            (Exact name of registrant as specified in its charter)

          DELAWARE                                     74-2851603
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                 Identification Number)

                               3555 Timmons Lane
                                   Suite 610
                             Houston, Texas  77027
         (Address, including zip code, of principal executive offices)

                             --------------------

                             QUANTA SERVICES, INC.
                            1997 STOCK OPTION PLAN
                           (Full title of the Plan)

                                JOHN R. COLSON
                               3555 TIMMONS LANE
                                   SUITE 610
                             HOUSTON, TEXAS  77027
                                (713) 629-7600

               (Name, Address, including zip code and telephone
               number, including area code, of agent of service)
                          ___________________________
                                  COPIES TO:

                              JAMES S. RYAN, III
                               BRAD L. WHITLOCK
                             Jackson Walker L.L.P.
                          901 Main Street, Suite 6000
                             Dallas, Texas   75202

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
Title of Securities                        Proposed Maximum       Proposed Maximum
 to be Registered        Amount to be      Offering Price Per     Aggregate Offering     Amount of
                       Registered (1)         Share(2)                Price (2)       Registration Fee
------------------------------------------------------------------------------------------------------
Common Stock,
$.00001 par value      2,380,850 shares              $11.438       $27,232,162.30          $8,033.49
------------------------------------------------------------------------------------------------------

(1) The number of Shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on February 25, 1998.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Note: The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents, which Quanta Services, Inc. (the "Company") has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

     (a) The registrant's prospectus filed pursuant to 424(b) under the Securities Act of 1933, as amended (the "Act") filed with the Securities and Exchange Commission (the "Commission") on February 12, 1998.

     (b) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (No. 1-13831) filed with the Commission on January 28, 1998 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Tenth of the Company's Amended and Restated Certificate of Incorporation states that:

     (a) The Corporation will, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, indemnify any and all persons it has power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

     (b) If a claim under the preceding paragraph (a) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Delaware nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Article Eleventh of the Company's Amended and Restated Certificate of Incorporation states that:

     To the fullest extent permitted by the laws of the State of Delaware as the same exist or may hereafter be amended, a director of the Corporation will not be liable to the

Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article will not increase the personal liability of any director of the Corporation for any act or occurrence taking place before such repeal or modification, or adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this Article.

     In addition, Article VII of the Company's Bylaws further provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by law.

ITEM 7.   EXEMPTIONS FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No. 333-42957)).

4.2 Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 333-42597)).

4.3       Quanta Services, Inc. 1997 Stock Plan (incorporated by reference to
          Exhibit 10.2 to the Company's Registration Statement on Form S-1 (No. 333-42957)).

5.1 Opinion of Jackson Walker L.L.P. as to the legality of the shares being issued.

23.1      Consent of Arthur Andersen LLP.

23.2 Consent of Jackson Walker L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1 Powers of Attorney (set forth on the signature page contained in Part II hereof).

ITEM 9.   UNDERTAKINGS.

          (a)  The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, TEXAS, ON THE 27TH DAY OF FEBRUARY, 1998.

                              QUANTA SERVICES, INC.


                              By:         /s/ John R. Colson
                                  -----------------------------------------
                                              John R. Colson
                                              Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of QUANTA SERVICES, INC. (the "Company") hereby constitutes and appoints John R. Colson and James H. Haddox, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES ON THE 27TH DAY OF FEBRUARY, 1998.

         SIGNATURE                          TITLE
         ---------                          -----

    /s/ John R. Colson               Chief Executive Officer
--------------------------        (Principal Executive Officer)
     John R. Colson

   /s/ James H. Haddox                    Chief Financial Officer
--------------------------    (Principal Financial and Accounting Officer)
     James H. Haddox

   /s/ Vincent D. Foster
--------------------------                    Director
     Vincent D. Foster

   /s/ John R. Wilson
--------------------------                    Director
      John R. Wilson

 /s/ Timothy A. Soule
--------------------------                    Director
    Timothy A. Soule

   /s/ John A. Martell
--------------------------                    Director
     John A. Martell

    /s/ Gary A. Tucci
--------------------------                    Director
      Gary A. Tucci

     /s/ James R. Ball
--------------------------                    Director
       James R. Ball

  /s/ Rodney R. Proto
--------------------------                    Director
     Rodney R. Proto

  /s/ Michael T. Willis
--------------------------                    Director
    Michael T. Willis

                                 EXHIBIT INDEX


ITEM
----
 4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No. 333-42957)).

 4.2 Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 333-42597)).

 4.3      Quanta Services, Inc. 1997 Stock Plan (incorporated by reference to
          Exhibit 10.2 to the Company's Registration Statement on Form S-1 (No. 333-42957)) .

 5.1 Opinion of Jackson Walker L.L.P. as to the legality of the shares being issued.

23.1      Consent of Arthur Andersen LLP.

23.2 Consent of Jackson Walker L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1 Powers of Attorney (set forth on the signature page contained in Part II hereof).